UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2005

GAMETECH INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23401	33-0612983

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Sandhill Road, Reno, Nevada 89521

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (775) 850-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments

In accordance with the Company’s policy, the Company conducts its annual impairment testing of goodwill and indefinite lived intangibles in the fourth quarter in connection with its annual long-range forecasting process.

On January 3, 2005, the Company concluded that a non-cash impairment of its goodwill exists in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” Until such time as the Company and its independent third-party specialist completes their testing and analysis it is not able to estimate the amount or range of amounts of such impairment charge. The valuation specialist will assist management to determine the final impairment of goodwill and test impairment of other tangible and intangible assets. The Company had $16.8 million of goodwill recorded at July 31, 2004. When the Company determines the amount or range of amounts of such impairment, it will amend the Form 8-K to disclose such amount or range.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2005	GAMETECH INTERNATIONAL, INC.

	By:	/s/ Cornelius Klerk
Cornelius Klerk Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 7, 2005.